UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2018
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on March 19, 2018, Donald R. Shassian, Executive Vice President, Chief Financial Officer, of OUTFRONT Media Inc. (the “Company”) is retiring from the Company.  The effective date of Mr. Shassian’s retirement is June 1, 2018. In connection with Mr. Shassian’s retirement from the Company, on May 24, 2018, Mr. Shassian executed a release (the “Release”), pursuant to which Mr. Shassian will release the Company from all claims and liabilities against the Company relating to his employment (upon expiration of the applicable revocation period and to the extent permitted by applicable laws) in consideration for receiving (1) a lump-sum cash payment of $230,208.33, representing the pro-rata portion of Mr. Shassian’s 2018 annual target bonus, and (2) accelerated vesting of 23,198 restricted share unit (“RSU”) awards and 30,502 performance-based RSU (“PRSU”) awards granted under the Company’s Amended and Restated Omnibus Stock Incentive Plan (the “Plan”). The Release reaffirms certain restrictive covenants in Mr. Shassian’s employment agreement, dated as of December 28, 2016, and filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation for specified periods following Mr. Shassian’s separation from the Company.

On May 24, 2018, the Company appointed Matthew Siegel to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of June 4, 2018. Mr. Siegel, age 55, served as Executive Vice President and Chief Financial Officer of CBS Radio Inc. from November 2016 to November 2017, where he was responsible for all financial functions of the business, including treasury, investor relations, financial planning, corporate accounting and risk management, prior to its merger with Entercom Communications Corp. in November 2017. Before that, Mr. Siegel served as Acting Co-Chief Financial Officer, Senior Vice President and Treasurer of Time Warner Cable Inc. from 2015 to 2016, and as Senior Vice President and Treasurer of Time Warner Cable Inc. from 2008 to 2015. Previously, he served as Vice President and Assistant Treasurer of Time Warner Inc. from 2001 to 2008.

There is no arrangement or understanding with any person pursuant to which Mr. Siegel was appointed as Executive Vice President and Chief Financial Officer of the Company.  In addition, there are no family relationships between Mr. Siegel and any director or executive officer of the Company, and there are no transactions between Mr. Siegel and the Company requiring disclosure under Item 404 of Regulation S-K.

In connection with Mr. Siegel’s appointment, the Company entered into an employment agreement with Mr. Siegel (the “Agreement”), which provides for his employment as the Company’s Executive Vice President and Chief Financial Officer from June 4, 2018 through June 3, 2021, with automatic one-year extensions if the Agreement is not otherwise terminated by the Company or Mr. Siegel. The Agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 75% of his annual salary, which are subject to review and increase at the discretion of the compensation committee (the “Committee”) of the Company’s board of directors. Mr. Siegel is also eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $1.2 million, commencing in 2019, and will receive a one-time RSU award with a value of $300,000 in connection with entering into the Agreement. The terms and conditions of any long-term incentive equity compensation awarded to Mr. Siegel are set forth in the Plan and the related equity award terms and conditions. In addition, Mr. Siegel is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives of the Company.

In the event that Mr. Siegel is terminated by the Company without cause or by him for good reason, Mr. Siegel is entitled to receive the following payments and benefits, subject to Mr. Siegel executing a general release: (1) a cash severance amount equal to the sum of 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of RSU awards and PRSU awards granted on or after June 4, 2018 that would have vested during the 12-month period following Mr. Siegel’s termination of employment, subject to the satisfaction of the performance-based conditions applicable to PRSU awards.

The Agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of his employment. Further, the Agreement provides for indemnification by the Company to the fullest extent permitted by law and the Company’s charter and bylaws against liabilities, losses, judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by Mr. Siegel in connection with his service for the Company.

The foregoing descriptions of the Release and the Agreement are qualified in their entirety by reference to the Release and the Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Release with Donald R. Shassian, dated as of May 24, 2018.

10.2	Employment Agreement with Matthew Siegel, dated as of May 24, 2018.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Release with Donald R. Shassian, dated as of May 24, 2018.

10.2	Employment Agreement with Matthew Siegel, dated as of May 24, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Richard H. Sauer
	Name:	Richard H. Sauer
	Title:	Executive Vice President,
General Counsel

Date: May 24, 2018